Exhibit 32.1

Certification of Chief Executive Officer of
Commercial National Financial Corporation
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q of Commercial National Financial Corporation (the “Corporation”) for the period ending   March 31, 2010  (the “Report”), I, Gregg E. Hunter, Chief Executive Officer of the Corporation certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Commercial National Financial Corporation.

/s/ Gregg E. Hunter
Gregg E. Hunter
Chief Executive Officer
May 13, 2010

A signed original of this written statement required by Section 906 has been provided to Commercial National Financial Corporation and will be retained by Commercial National Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.